Exhibit 99.2

Contacts:
Media	Investors
The Western Union Company	The Western Union Company
Sherry Johnson	Gary Kohn
720-332-4750	720-332-8276
Sherry.l.Johnson@westernunion.com	Gary.Kohn@westernunion.com

Western Union Begins Investor Road Show

For Upcoming Spin-Off

Provides Financial Outlook As Standalone Company

DENVER – Sept. 18, 2006 – Western Union, today announced that it will be making presentations to the equity investment community in preparation for its planned September 29, 2006 spin-off from First Data Corp. (NYSE: FDC). The meetings will be led by Christina Gold, President and Chief Executive Officer of Western Union, David Barnes, Executive Vice President of Finance and Strategic Development, and Scott Scheirman, Executive Vice President and Chief Financial Officer. The company’s road show presentation is available at www.westernunion.com.

Financial Outlook

Western Union will provide financial guidance during the presentations. Assuming completion of its separation from First Data on September 29, 2006, Western Union expects revenue for 2006 of $4.4 billion to $4.5 billion, an increase of between 11% and 12% from 2005 revenue of $4.0 billion. For 2006, the company expects operating income of $1.32 billion to $1.34 billion, excluding expenses related to its spin-off from First Data, which is 4% to 6% higher than 2005.

For 2007, Western Union expects revenue growth in the range of 10% to 12%, excluding acquisitions. In addition, the company expects operating income growth of 6% to 9%, excluding the impact of expenses related to its spin-off from First Data. A chart detailing the company’s guidance is attached to this release.

Western Union’s long-term objective beyond 2007 is to deliver revenue and operating profit growth of 10% to 12% on an annual basis and annual EPS growth of 12% to 14%.

Ms. Gold said, “Western Union has a compelling long-term growth story, with the proven strategy and track record, global agent network, seasoned management team and financial strength to remain the preeminent provider of money transfer services across the globe. The separation from First Data creates rich new opportunities for the company to invest its strong cash flow in continuing to expand services in key growth regions of the world; in marketing efforts, including our highly successful Gold Card Loyalty program; and in continuing to enhance customer convenience and choice. We see favorable long-term trends in the global money transfer market and, as an independent company, will be better positioned to capture them.”

Ms. Gold continued: “In the near term, we expect the company will continue to be affected by softness in its U.S. domestic and U.S. to Mexico consumer-to-consumer money transfer businesses. As previously discussed, we believe the slower growth rates in these markets largely reflect the uncertainty caused by the immigration debate and the related activities in the U.S. In addition, our operating profits for 2006 and 2007 will reflect increased investment in the business to address this issue, to secure future growth, as well as the shift in our business mix, reflecting higher growth from our international business, which carries lower profit margins.”

Ms. Gold concluded: “We believe the slowdown related to the immigration debate is a temporary issue, and our 2007 guidance assumes revenue growth in the U.S. and U.S. to Mexico businesses will begin to improve but will not reach levels experienced in 2005. In addition, we expect that our international consumer-to-consumer money transfer business, which currently represents 60% of our revenues and does not include U.S. to Mexico transactions; will remain strong throughout 2006 and 2007. The geographic diversity of our business, which is a key strength for Western Union, should enable us to generate solid results despite the temporary issues we are addressing in the U.S. and U.S. to Mexico markets.”

Third Quarter Financial Update

During its road show presentation, Western Union will also provide updates on several transaction growth rates excluding Vigo. For the third quarter through September 14, the company’s overall consumer-to-consumer transactions grew 15% on a year-over-year basis. International transactions grew 23% for the same period. In addition, for the third quarter through September 14, Western Union-branded transactions from the U.S. to Mexico grew 3% on a year-over-year basis, while domestic transactions declined by 4%.

Western Union expects to issue its third quarter 2006 earnings press release after the market close on October 23. The company will also host a conference call.

Non-GAAP Measures

In certain circumstances results have been presented that are non-GAAP (generally accepted accounting principles) measures and should be viewed in addition to, and not in lieu of, the company’s reported results. Reconciliations to comparable GAAP measures are available in the accompanying schedule to this press release.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains forward-looking statements regarding projected future results. Forward-looking statements include all statements that do not relate solely to historical or current facts, and generally can be identified by the use of words such as “may”, “believe”, “will”, “expect”, “project”, “estimate”, “anticipate”, “plan”, “could”, “would”, “likely”, “intend” or “continue”. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. These factors include, but are not limited to: the impact of our spin-off from First Data Corporation; changes in immigration laws, patterns and other factors related to immigrants; the integration of significant businesses and technologies we acquire and realization of anticipated synergies from these acquisitions; technological changes, particularly with respect to e-commerce; our ability to attract and retain qualified key employees; changes in laws, regulations or industry standards affecting our businesses; changes in foreign exchange spreads on money transfer transactions; changes in the political or economic climate in countries in which we operate; continued growth at rates approximating recent levels for consumer money transfer transactions and other product markets; our ability to compete effectively in the money transfer industry with respect to global and niche or corridor money transfer providers, United States and international banks, card associations, card-based payments providers and a number of other types of competitive service providers; our ability to maintain our agent network; implementation of Western Union agent agreements with governmental entities according to schedule and no interruption of relations with countries in which Western Union has or is implementing material agent agreements; successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection; successfully managing credit and fraud risks from our agents and from consumers; unanticipated developments relating to lawsuits, investigations or similar matters; catastrophic events; and any material breach of security of any of our systems. For more information on important factors upon which these forward-looking statements are premised, please refer to The Western Union Company Form 10, as amended, filed with the Securities and Exchange Commission.

About Western Union

Western Union, together with its affiliates Orlandi Valuta and Vigo, are leaders in global money transfer, providing people with fast, reliable and convenient ways to send money around the world, pay bills and purchase money orders through a network of over 270,000 agent locations in more than 200 countries and territories. For more information, visit www.westernunion.com.

###

2006 Financial Guidance

	6 Months June 30, 2006		FY 2006
Total Revenue	$2.2B	(A)	$4.4B - $4.5B
Growth	13%		11% -12%
Operating Income, excluding spin expenses (C): non-recurring and ongoing	$641M	(B)	$1,320M - $1,340M	(D)
Growth	5%		4% - 6%

(A)	Includes $68 million of revenue related to the acquisition of Vigo in October 2005.

(B)	Includes $11 million of stock compensation, SFAS 123R expense.

(C)	Spin expenses represent estimated incremental expenses associated with operating as a stand-alone company. Ongoing spin expenses relate to staffing additions and related costs to replace First Data support, corporate governance, information technology, corporate branding and global affairs, benefits and payroll administration, procurement, and other expenses related to being a stand-alone company. Non-recurring spin expenses relate to recruiting and relocation expenses associated with hiring key management positions new to our company, other employee compensation expenses and temporary labor used to develop ongoing processes. See reconciliation to Operating Income (GAAP) in Appendix.

(D)	Growth in Operating Income excluding spin expenses: non-recurring and ongoing in Q3 06 is expected to be below the 4%—6% range and Operating Income excluding spin expenses in Q4 06 is expected to be above the 4%—6% range. Expense timing and other factors drive the majority of the expected profit growth differences in Q3 and Q4.

2007 Growth Outlook
Total Revenue	10% - 12%

Operating Income, excluding spin expenses (A): non-recurring and ongoing	6% - 9%

(A)	Spin expenses represent estimated incremental expenses associated with operating as a stand-alone company. Ongoing spin expenses relate to staffing additions and related costs to replace First Data support, corporate governance, information technology, corporate branding and global affairs, benefits and payroll administration, procurement, and other expenses related to being a stand-alone company. Non-recurring spin expenses relate to recruiting and relocation expenses associated with hiring key management positions new to our company, other employee compensation expenses and temporary labor used to develop ongoing processes. See reconciliation to Operating Income (GAAP) in Appendix.

Note: Revenue and operating income guidance exclude any potential impact from future acquisitions

Reg G Reconciliation – Operating Income (in Millions)

	6 Months June 30, 2006	FY 2006
Operating Income, excluding spin expenses: non-recurring and ongoing	$641	$1,320 to $1,340
		4%	6%
Less spin expenses
Non-recurring	$2	20	20
Ongoing		20	20

Total spin expenses	$2	40	40
Operating Income (GAAP)	$639	$1,280 to $1,300
		1%	2%

Operating Income excluding spin expenses: non-recurring and ongoing has been displayed to allow the financial reader improved comparability of 2006 financial performance. However, the financial reader should be aware that ongoing spin expenses are part of the company's future cost structure.